UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 26, 2006

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771 - Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The news release dated May 1, 2006 filed under Item 8.01 “Other Events” herein is also furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.”

Item 8.01	Other Events.

A.

Demand-side management (DSM) programs - agreements with the Consumer Advocate. In October 2001, HECO and the Consumer Advocate finalized agreements, subject to the Public Utilities Commission of the State of Hawaii (PUC) approval, for the continuation of HECO’s three commercial and industrial DSM programs and two residential DSM programs until HECO’s next rate case. These agreements were in lieu of HECO continuing to seek approval of new 5-year DSM programs and provided that DSM programs to be in place after HECO’s next rate case would be determined as part of the case. Under the agreements, HECO agreed to cap the recovery of lost margins and shareholder incentives if such recovery would cause HECO to exceed its current “authorized return on rate base” (i.e. the rate of return on rate base found by the PUC to be reasonable in the most recent rate case for HECO). HECO also agreed it would not pursue the continuation of lost margins recovery and shareholder incentives through a surcharge mechanism in future rate cases. At the time of the agreement, HECO indicated to the Consumer Advocate that it plans to seek alternative incentive mechanisms for DSM programs in its rate case. In November 2001, the PUC issued orders that, subject to certain reporting requirements and other conditions, approved the agreements regarding the temporary continuation of HECO’s five existing DSM programs until HECO’s next rate case.

In November 2004, HECO filed a request for a rate increase and approval and/or modification of its existing and proposed DSM programs, and associated utility incentive mechanism. In March 2005, the PUC issued a bifurcation order separating HECO’s requests for approval and/or modification of its existing and proposed DSM programs from the rate case proceeding into a new docket (EE DSM Docket). The bifurcation order allowed HECO to temporarily continue, in the manner currently employed, its existing three commercial and industrial DSM programs and two residential DSM programs, until further order by the PUC.

As a result of the bifurcation order in HECO’s rate case, HECO has been continuing its existing DSM programs and cost recovery mechanisms, including the recovery of program costs, and shareholder incentives and lost margins for its energy efficiency DSM programs through a surcharge mechanism, pending the resolution of the EE DSM Docket. In the EE DSM Docket, HECO requested PUC approval, on an interim basis, for certain modifications to its existing energy efficiency DSM programs and a new interim DSM program (Interim DSM Proposals). HECO did not request shareholder incentives and lost margins for its proposed new interim DSM program, but did so for the modifications to its existing energy efficiency programs. On January 10, 2006, the Consumer Advocate filed comments on HECO’s Interim DSM Proposals, which included an objection to the continued recovery of shareholder incentives and lost margins for the existing energy efficiency DSM programs as well as for the modifications. HECO filed its response to the Consumer Advocate’s comments on January 31, 2006, reaffirming its position that the continuation of shareholder incentives and lost margins for its existing energy efficiency DSM programs is appropriate and in conformance with the PUC’s order allowing the continuation of its existing DSM programs pending the resolution of the EE DSM Docket. The issues of whether DSM incentive mechanisms are appropriate to encourage the implementation of DSM programs, the appropriate mechanism(s) for such DSM incentives, and whether HECO’s proposed DSM utility incentive is reasonable are included in the Statement of Issues in the Prehearing Order in the EE DSM Docket.

On April 26, 2006, the PUC issued an Interim Decision and Order approving HECO’s request to modify its existing DSM programs and implement its proposed interim DSM programs. However, the PUC also ordered HECO’s recovery of lost margins and shareholder incentives for its DSM programs be discontinued within 30 days of the Interim Order, until further order by the PUC. HECO is evaluating the impact of the Interim Order. Lost margins and shareholder incentives are estimated and recorded in the year earned, and collected from ratepayers in the current year (lost margins) or the following year (shareholder incentives). Revenues that HECO expected to accrue for lost margins and shareholder incentives from May 26, 2006 through the end of 2006 had been estimated at $2.1 million, which amounts to $1.2 million in after-tax net income.

In October 2001, HELCO and MECO reached similar agreements with the Consumer Advocate regarding the continuation of their DSM programs and filed requests to continue their four existing DSM programs. In November 2001, the PUC issued orders (one of which was later amended) that, subject to certain reporting requirements and other conditions, approved the agreements regarding the temporary continuation of HELCO’s and MECO’s DSM programs until one year after the PUC makes a revenue requirements determination in HECO’s next rate case. Under the orders, however, HELCO and MECO are allowed to recover only lost margins and shareholder incentives accrued through the date that interim rates are established in HECO’s next rate case, but may request to extend the time of such accrual and recovery for up to one additional year. The temporary continuation of HECO’s existing DSM programs, as a result of the bifurcation order in HECO’s rate case, had the effect of postponing the deadline for the recovery of HELCO and MECO’s lost margins and shareholder incentives until resolution of the EE DSM Docket. Based on the Interim Order, HELCO and MECO plan to file a request for a one-year extension for the recovery of HELCO and MECO’s lost margins and shareholder incentives or until final resolution of the EE DSM Docket. Revenues that HELCO and MECO expected to accrue for lost margins and shareholder incentives from May 26, 2006 through the end of 2006 had been estimated at $1.1 million and $2.6 million, respectively, which amounts to $0.6 million and $1.5 million in after-tax net income, respectively.

B. News Release

On May 1, 2006, HEI issued the following news release:

HAWAIIAN ELECTRIC INDUSTRIES, INC. REPORTS FIRST QUARTER 2006 EARNINGS

HONOLULU — Hawaiian Electric Industries, Inc. (NYSE—HE) today reported net income for the three months ended March 31, 2006, of $32.3 million, or 40 cents per share, compared with $24.1 million, or 30 cents per share, in the same quarter of 2005.

“Although first quarter results were up compared with the same quarter last year, they were only slightly above 2004’s first quarter earnings which were $30.9 million or $0.40 per share,” said Robert F. Clarke, HEI chairman, president and chief executive officer. “Utility earnings were up quarter-over-quarter, but essentially back to 2004 levels, helped by increased quarter-over-quarter kilowatthour sales and interim rate relief for our Oahu utility,” added Clarke. “At our bank, loans and deposits grew in the first quarter, although bank earnings quarter-over-quarter were down modestly. While credit quality at our bank remains excellent, first quarter 2005 results included a $3.1 million reversal of the allowance for loan losses that did not recur in the first quarter of 2006.”

Electric utility net income for the first quarter was $21.0 million compared to $12.4 million and $20.0 mllion for the same quarters in 2005 and 2004, respectively. Higher kilowatthour sales added $11 million to revenues for the quarter compared to the first quarter of 2005, and were due to an increase in the number of customers and new construction loads. In addition, interim rate relief for our Oahu utility granted in late September 2005, added $9 million to first quarter revenues.

“Although operations and maintenance expenses were relatively flat quarter-over-quarter, we expect the overall trend of higher expense levels to continue due to load growth and increased retirement benefits expenses,” said Clarke.

Bank net income was $16.8 million in the first quarter of 2006, compared to $17.8 million for the same quarter last year, a decrease of $1.0 million, or 5.3%.

“While net income was lower compared with the same quarter last year, we are pleased with the performance of the bank’s core businesses in an interest rate environment that was more challenging than it was at the same time last year,” said Clarke. “Good organic growth continued with average loan and deposit balances higher by $306 million and $230 million, respectively, than the same period last year. In addition, the yield on loans was 25 basis points higher, while the bank’s funding costs increased only 17 basis points when compared to the first quarter of 2005.”

Net interest margin was 3.29% in the first quarter of 2006, compared with 3.36% in the first quarter of 2005. The lower net interest margin was primarily a result of lower interest income on mortgage-related securities compared to the same period last year.

Continued strong asset quality offset the need to provision for loan growth in the first quarter. First quarter 2005 results, however, benefited from a $3.1 million reversal of allowance for loan losses.

Noninterest income increased $0.9 million compared to first quarter 2005, due primarily to higher fee income on debit cards and merchant services.

Noninterest expenses for the quarter ended March 31, 2006 were $1.2 million lower than the same period in 2005, due to a $2.7 million charge related to interest on income taxes in the first quarter of 2005. This decrease was partially offset by compensation and benefit expenses, which were higher by $1.2 million.

The holding and other companies’ results were $(5.5) million in the first quarter of 2006 versus $(6.1) million in the first quarter of 2005. The improvement in quarter-over-quarter results was primarily due to lower general and administrative expenses.

HEI will hold its annual shareholders’ meeting at 9:30 a.m., on Tuesday, May 2nd, in Honolulu, Hawaii to elect four Class I directors and the Company’s independent auditor and to vote on proposals advanced by management.

HEI supplies power to over 400,000 customers or 95% of the Hawaii population through its electric utilities, Hawaiian Electric Company, Hawaii Electric Light Company and Maui Electric Company and provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank, the state’s third largest financial institution based on asset size.

Forward-Looking Statements

This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as expects, anticipates, intends, plans, believes, predicts, estimates or similar expressions. In addition, any statements concerning future financial performance (including future revenues, expenses, earnings or losses or growth rates), ongoing business strategies or prospects and possible future actions, which may be provided by management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.

Forward-looking statements in this release should be read in conjunction with the “Forward-looking Statements” discussion (which is incorporated by reference herein) set forth on page v of HEI’s Form 10-K for the fiscal year ended December 31, 2005, and in HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. Forward-looking statements speak only as of the date of this release.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended March 31,		Twelve months ended March 31,
(in thousands, except per share amounts)	2006	2005	2006	2005
Revenues
Electric utility	$475,056	$374,775	$1,906,665	$1,578,833
Bank	100,004	97,224	390,690	372,250
Other	(98)	629	20,543	8,492

	574,962	472,628	2,317,898	1,959,575

Expenses
Electric utility	429,476	343,169	1,730,988	1,417,464
Bank	72,989	68,271	287,727	264,431
Other	3,346	4,517	15,281	17,886

	505,811	415,957	2,033,996	1,699,781

Operating income (loss)
Electric utility	45,580	31,606	175,677	161,369
Bank	27,015	28,953	102,963	107,819
Other	(3,444)	(3,888)	5,262	(9,394)

	69,151	56,671	283,902	259,794

Interest expense–other than bank	(19,117)	(18,835)	(75,591)	(74,564)
Allowance for borrowed funds used during construction	702	427	2,295	2,325
Preferred stock dividends of subsidiaries	(473)	(476)	(1,891)	(1,902)
Allowance for equity funds used during construction	1,548	1,087	5,566	5,432

Income from continuing operations before income taxes	51,811	38,874	214,281	191,085
Income taxes	19,474	14,779	78,595	90,183

Income from continuing operations	32,337	24,095	135,686	100,902
Discontinued operations—gain (loss) on disposal, net of income taxes	—	—	(755)	1,913

Net income	$32,337	$24,095	$134,931	$102,815

Per common share
Basic earnings (loss)—Continuing operations	$0.40	$0.30	$1.68	$1.26
—Discontinued operations	—	—	(0.01)	0.02

	$0.40	$0.30	$1.67	$1.28

Diluted earnings (loss)—Continuing operations	$0.40	$0.30	$1.67	$1.25
—Discontinued operations	—	—	(0.01)	0.02

	$0.40	$0.30	$1.66	$1.27

Dividends	$0.31	$0.31	$1.24	$1.24

Weighted-average number of common shares outstanding	80,981	80,701	80,906	80,547

Adjusted weighted-average shares	81,363	81,135	81,237	80,828

Income (loss) from continuing operations by segment
Electric utility	$20,988	$12,385	$81,405	$73,539
Bank	16,827	17,761	63,949	42,896
Other	(5,478)	(6,051)	(9,668)	(15,533)

Income from continuing operations	$32,337	$24,095	$135,686	$100,902

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2005 and the consolidated financial statements and the notes thereto in HEI's Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2006 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

In June 2004, ASB recorded a cumulative after-tax charge to net income of $24 million for an unfavorable tax ruling involving its real estate investment trust subsidiary, which was settled in December 2004. As a result of the settlement, ASB recognized $3 million in additional net income in the fourth quarter of 2004.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended March 31
	2006	2005
(in thousands)
Operating revenues	$473,971	$373,690

Operating expenses
Fuel oil	175,338	115,626
Purchased power	117,720	101,216
Other operation	42,019	41,316
Maintenance	17,052	17,938
Depreciation	32,533	30,820
Taxes, other than income taxes	44,523	35,971
Income taxes	13,224	7,738

	442,409	350,625

Operating income	31,562	23,065

Other income
Allowance for equity funds used during construction	1,548	1,087
Other, net	909	843

	2,457	1,930

Income before interest and other charges	34,019	24,995

Interest and other charges
Interest on long-term debt	10,778	10,909
Amortization of net bond premium and expense	543	556
Other interest charges	1,913	1,073
Allowance for borrowed funds used during construction	(702)	(427)
Preferred stock dividends of subsidiaries	229	229

	12,761	12,340

Income before preferred stock dividends of HECO	21,258	12,655
Preferred stock dividends of HECO	270	270

Net income for common stock	$20,988	$12,385

OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)	2,390	2,347
Cooling degree days (Oahu)	773	780
Average fuel oil cost per barrel	$63.59	$45.63

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HECO’s Annual Report on SEC Form 10-K for the year ended December 31, 2005 and the consolidated financial statements and the notes thereto in HECO's Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2006 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended March 31
	2006	2005
(in thousands)
Interest and dividend income
Interest and fees on loans	$55,153	$48,513
Interest and dividends on investment and mortgage-related securities	30,077	34,863

	85,230	83,376

Interest expense
Interest on deposit liabilities	15,393	12,017
Interest on other borrowings	17,162	17,748

	32,555	29,765

Net interest income	52,675	53,611
Reversal of allowance for loan losses	—	(3,100)

Net interest income after reversal of allowance for loan losses	52,675	56,711

Noninterest income
Fees from other financial services	6,440	5,863
Fee income on deposit liabilities	4,189	4,171
Fee income on other financial products	2,437	2,435
Other income	1,708	1,379

	14,774	13,848

Noninterest expense
Compensation and employee benefits	17,837	16,627
Occupancy	4,463	4,018
Equipment	3,496	3,399
Services	3,717	3,667
Data processing	2,460	3,045
Other expense	8,461	10,850

	40,434	41,606

Income before minority interests and income taxes	27,015	28,953
Minority interests	—	27
Income taxes	10,188	11,162

Income before preferred stock dividends	16,827	17,764
Preferred stock dividends	—	3

Net income for common stock	$16,827	$17,761

Net interest margin (%)	3.29	3.36

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2005 and the consolidated financial statements and the notes thereto in HEI's Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2006 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

###

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC. (Registrant)	HAWAIIAN ELECTRIC COMPANY, INC. (Registrant)

/s/ Eric K. Yeaman	/s/ Tayne S. Y. Sekimura
Eric K. Yeaman Financial Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer of HEI) Date: May 2, 2006	Tayne S. Y. Sekimura Financial Vice President (Principal Financial Officer of HECO) Date: May 2, 2006